10f-3 Exhibit	Compliance Detail



Issuer Name + CUSIP #
Chuy Holdings, Inc. (CHUY)


Trade Date
01/24/2013


List of Underwriters

Jefferies & Company, Inc
Robert W. Baird & Co. Incorporated
KeyBanc Capital Markets Inc
Raymond James & Associates, Inc
Stephens Inc


Was the security: 33 Act Registration, Eligible Municipal Security, Eligible Government offerinq, Foreiqn Offerinq, or Eliqible 144A offerinq?
No


Was security offered under a firm commitment underwriting? (Must be 'YES')
Yes


Is an affiliated b/d a Sr. Manager or Co-Manaqer?
No


If yes, did the affiliate benefit directly or indirectly (Must be NO)
No


Name of Affiliate:
Raymond James & Associates, Inc.


Underwriter(s) or Dealer(s) from Whom Purchased (Non-affiliates):
Jefferies / Baird


Sector or Industry:
Restaurants


Date of First Offering:
01/24/2013


Ratings:
N/A


Maturity Date:
N/A


Coupon:
N/A


Unit Price:
$25.00


Underwriting Spread per Unit:
1.00


Gross Spread as a % of Price:
4.00%


Yield:
N/A


Yield to Maturity:
N/A


Principal Amount of Offering:
$112,500,000


Subordination Features:
N/A


Years of Continued Operation> 3:
Yes


The Sub-adviser attests that the commission, spread or profit with respect to the transaction described is reasonable and fair compared to the commissions, spread or profit received by others in connection with the underwritings of similar securities during a comparable period of time.

The Sub-adviser attests that the Total Percentage Purchased by Sub-adviser including all funds and private advisory accounts over which sub-adviser has investment discretion did not exceed 25%. [If an eligible 144A offering, must be less than 25% of the "144A offering plus any concurrent public
offering]	PLEASE  INDICATE  PERCENTAGE
6.11%


LIST EACH PARTICIPATING FUND


PI LLC FUND NAME
Target Conservative Allocation Fund (Eagle sleeve)

Percent of Offering Purchased by Fund
0.0046%

Dollar Value of Offering Purchased by Fund
$5,250.00


PI LLC FUND NAME
Target Growth Allocation Fund (Eagle sleeve)

Percent of Offering Purchased by Fund
0.0121%

Dollar Value of Offering Purchased by Fund
$13,625.00


PI LLC FUND NAME
Target Moderate Allocation Fund (Eagle sleeve)

Percent of Offering Purchased by Fund
0.0130%

Dollar Value of Offering Purchased by Fund
$14,625.00


PI LLC FUND NAME
Target Small Cap Growth Fund (Eagle sleeve)

Percent of Offering Purchased by Fund
0.2108%

Dollar Value of Offering Purchased by Fund
$237,250.00




Total Purchased for Prudential Funds which Sub-Adviser Manages


Percent of Offering Purchased by Fund
..2045%
Dollar Value of Offering Purchased by Fund
$270,750.00

Total Percent Purchased by all PI LLC Funds and private advisory accounts over which subadviser has investment discretion [To be completed by PI] 1.4971%




Issuer Name + CUSIP #
Chuy Holdings, Inc. (CHUY) Secondary Offering


Trade Date
04/12/2013


List of Underwriters
Jefferies LLC
Robert W. Baird
KeyBanc Capital Markets
Raymond James & Assoc
Stephens Inc.


Was the security: 33 Act Registration, Eligible Municipal Security, Eligible Government offering, Foreign Offering, or Eligible 144A offering?
Yes


Was security offered under a firm commitment underwriting? (Must be 'YES')
Yes


Is an affiliated b/d a Sr. Manager or Co-Manager?
No


If yes, did the affiliate benefit directly or indirectly (Must be NO)
N/A


Name of Affiliate:
Raymond James & Associates, Inc.


Underwriter(s) or Dealer(s) from Whom Purchased (Non-affiliates):
Jefferies
Sector or Industry:
Restaurants


Date of First Offering:
04/12/2013 (Secondary Offering)


Ratings:
N/A


Maturity Date:
N/A


Coupon:
N/A


Unit Price:
$33.00


Underwriting Spread per Unit:
0.792


Gross Spread as a % of Price:
2.40%


Yield:
N/A


Yield to Maturity:
N/A


Principal Amount of Offering:
$99,000,000


Subordination Features:
N/A


Years of Continued Operation> 3:
Yes


The Sub-adviser attests that the commission, spread or profit with respect to the transaction described is reasonable and fair compared to the commissions, spread or profit received by others in connection with the underwritings of similar securities during a comparable period of time.
The Sub-adviser attests that the Total Percentage Purchased by Sub-adviser including all funds and private advisory accounts over which sub-adviser has investment discretion did not exceed 25%. [If an eligible 144A offering, must be less than 25% of the "144A offering plus any concurrent public offering] PLEASE INDICATE PERCENTAGE
4.17%


LIST EACH PARTICIPATING FUND


PI LLC FUND NAME
Target Conservative Allocation Fund (Eagle sleeve)

Percent of Offering Purchased by Fund
0.0026%

Dollar Value of Offering Purchased by Fund
$2,640.00


PI LLC FUND NAME
Target Growth Allocation Fund (Eagle sleeve)

Percent of Offering Purchased by Fund
0.0080%

Dollar Value of Offering Purchased by Fund
$7,920.00


PI LLC FUND NAME
Target Moderate Allocation Fund (Eagle sleeve)

Percent of Offering Purchased by Fund
0.0080%

Dollar Value of Offering Purchased by Fund
$7,920.00


PI LLC FUND NAME
Target Small Cap Growth Fund (Eagle sleeve)

Percent of Offering Purchased by Fund
0.1346%

Dollar Value of Offering Purchased by Fund
$133,320.00


Total Purchased for Prudential Funds which Sub-Adviser Manages

Percent of Offering Purchased by Fund
..1532%
Dollar Value of Offering Purchased by Fund
$151,800.00

Total Percent Purchased by all PI LLC Funds and private advisory accounts over which subadviser has investment discretion [To be completed by PI] 1.0497%



Issuer Name + CUSIP #
PGT, Inc. (PGTI) Secondary


Trade Date
0512112013


List of Underwriters
Credit Suisse
Raymond James
Deutsche Bank Securities
RBC Capital Markets
SunTrust Robinson Humphrey


Was the security: 33 Act Registration, Eligible Municipal Security, Eligible Government offering, Foreign Offering, or Eligible 144A offering?
Yes


Was security offered under a firm commitment underwriting? (Must be 'YES')
Yes


Is an affiliated bid a Sr. Manager or Co-Manager?
Yes


If yes, did the affiliate benefit directly or indirectly (Must be NO)
No


Name of Affiliate:
Raymond James & Associates, Inc.


Underwriter(s) or Dealer(s) from Whom Purchased (Non-affiliates):
Credit Suisse


Sector or Industry:
General Building Materials: Windows and Doors


Date of First Offering:
0512112013


Ratings:
N/A


Maturity Date:
N/A


Coupon:
N/A


Unit Price:
$7.75


Underwriting Spread per Unit:
0.3875


Gross Spread as a % of Price:
5.00%


Yield:
N/A


Yield to Maturity:
N/A


Principal Amount of Offering:
85,250,000


Subordination Features:
N/A


Years of Continued Operation> 3:
Yes


The Sub-adviser attests that the commission, spread or profit with respect to the transaction described is reasonable and fair compared to the commissions, spread or profit received by others in connection with the underwritings of similar securities during a comparable period of time.
The Sub-adviser attests that the Total Percentage Purchased by Sub-adviser including all funds and private advisory accounts over which sub-adviser has investment discretion did not exceed 25%. [If an eligible 144A offering, must be less than 25% of the "144A offering plus any concurrent public
offering]	PLEASE INDICATE PERCENTAGE
11.36%

LIST EACH PARTICIPATING FUND


PI LLC FUND NAME
Target Conservative Allocation Fund (Eagle sleeve)

Percent of Offering Purchased by Fund
..0089%

Dollar Value of Offering Purchased by Fund
$7,587.25


PI LLC FUND NAME
Target Growth Allocation Fund (Eagle sleeve)

Percent of Offering Purchased by Fund
..0247%

Dollar Value of Offering Purchased by Fund
$21,118.75


PI LLC FUND NAME
Target Small Cap Growth Portfolio (Eagle sleeve)

Percent of Offering Purchased by Fund
..4087%

Dollar Value of Offering Purchased by Fund
$348,494.25



Total Purchased for Prudential Funds which Sub-Adviser Manages
Percent of Offering Purchased by Fund
..4423%
Dollar Value of Offering Purchased by Fund
377,200.25

Total Percent Purchased by all PI LLC Funds and private advisory accounts over which subadviser has investment discretion [To be completed by PI] 3.014%